Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On June 30, 2025 (the “Closing Date”), SkyWater Technology, Inc. (“the Company” or “SkyWater”) completed its previously announced acquisition of Spansion Fab 25 LLC (“Fab 25”), a newly formed limited liability company that received, pursuant to a pre-closing restructuring, substantially all of the property, plant and equipment, the employees, and certain other assets and liabilities related to Infineon Technologies AG’s (“Infineon”) 200 mm fab in Austin, Texas (the “Transaction”), pursuant to the amended Membership Interest Purchase Agreement (“Amended Purchase Agreement”), with Spansion LLC (the “Seller”), an affiliate of Infineon. The Transaction was financed through proceeds received from the execution of an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Siena Lending Group LLC (“Siena”) on June 30, 2025 (the “Debt Financing”).
The following Unaudited Pro Forma Condensed Combined Financial Information (the “Pro Forma Information”) has been prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X. The Pro Forma Information is presented in thousands of U.S. dollars (except share and per share information).
The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 29, 2025 (the “Pro Forma Balance Sheet”) gives effect to the Transaction and the Debt Financing as if those transactions had been completed on June 29, 2025 and combines the unaudited Consolidated Balance Sheet of the Company as of June 29, 2025 (“SkyWater Historical Balance Sheet”) with Fab 25’s unaudited abbreviated Combined Statement of Assets Acquired and Liabilities Assumed as of June 30, 2025 (“Fab 25 Historical Balance Sheet”).
The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 29, 2024 (the “Pro Forma Annual Statement of Operations”) and the Unaudited Pro Forma Condensed Combined Statement of Operations for the six-month fiscal period ended June 29, 2025 (the “Pro Forma Interim Statement of Operations”) give effect to the Transaction and the Debt Financing as if those transactions had occurred on January 1, 2024, the first day of the Company’s fiscal year 2024 and combines the historical results of the Company and Fab 25. The Pro Forma Annual Statement of Operations combines the audited Consolidated Statement of Operations of the Company for the fiscal year ended December 29, 2024 (“SkyWater Historical Annual Statement of Operations”) and Fab 25’s audited abbreviated Combined Statement of Revenues and Direct Expenses for the fiscal year ended September 30, 2024 (“Fab 25 Historical Annual Statement of Operations”). The Pro Forma Interim Statement of Operations for the six-month fiscal period ended June 29, 2025 combines the unaudited Condensed Consolidated Statement of Operations of the Company for the six-month fiscal period ended June 29, 2025 with Fab 25’s unaudited abbreviated Combined Statement of Revenues and Direct Expenses for the six month fiscal period ended June 30, 2025.
The historical financial statements of the Company and Fab 25 have been adjusted in the accompanying Pro Forma Information to give effect to transaction accounting adjustments necessary to account for the Transaction and the Debt Financing in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Adjustments to the Pro Forma Information are based upon available information and certain assumptions that the Company’s management believes are reasonable and appropriate in the circumstances.
SkyWater and the Seller have different fiscal years. SkyWater’s fiscal year ends on the last Sunday closest to the end of the calendar year, whereas the Seller’s fiscal year ends on September 30. The Pro Forma Information has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of SEC Regulation S-X of the Securities Exchange Act of 1934.
The Pro Forma Information should be read in conjunction with:
●The accompanying notes to the unaudited Pro Forma Information;
●The separate audited Consolidated Financial Statements of the Company as of and for the fiscal year ended December 29, 2024 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024;
●The separate unaudited Condensed Consolidated Financial Statements of the Company as of and for the six-month fiscal period ended June 29, 2025 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the fiscal periods ended June 29, 2025;
●The separate audited Combined Abbreviated Financial Statements of Fab 25 as of and for the fiscal year ended September 30, 2024 and the related notes; and
●The separate unaudited Combined Abbreviated Financial Statements of Fab 25 as of and for the nine-month fiscal period ended June 30, 2025 and the related notes.
Description of the Transaction
On June 30, 2025 the Company completed its previously announced acquisition of Fab 25 in accordance with the Amended Purchase Agreement to acquire 100% of the membership interests in a newly formed entity that owns and operates the front-end semiconductor manufacturing related to Infineon’s 200 mm fab in Austin, Texas. The purchase price for the Transaction was approximately $92,800, all of which was paid in cash at the Closing Date, comprised of a base purchase price of $73,000 plus a payment for working capital of approximately $19,800 based on estimates of working capital as of June 24, 2025 provided by Seller prior to the Closing Date. The net working capital payment is subject to a post-closing adjustment pursuant to the Amended Purchase Agreement.
In connection with the Transaction, the Company entered into a multi-year supply agreement with certain of Infineon’s subsidiaries under a take-or-pay arrangement for the first four-year period following the close of the Transition (the “Supply Agreement”). The Supply Agreement included an off-market component estimated at a fair value of approximately $70,000 which was included in the purchase price for the Transaction. In addition, as part of the Transaction, the Company entered into a lease agreement to lease a portion of the acquired office space at the Austin, Texas facility back to Infineon for $1,200 annually through June 2029, after which time the rent will be adjusted based on fair market value escalators.

Description of the Debt Financing
In connection with the completion of the Transaction, on June 30, 2025, the Company entered into the Amended Loan Agreement, with Siena as agent and other lenders and parties named thereto. The Amended Loan Agreement amends, restates and replaces the Company’s prior lending arrangement with Siena.
The Amended Loan Agreement provides for a revolving line of credit of up to $350,000 with a scheduled maturity date of June 30, 2030. Proceeds of borrowings under the Amended Loan Agreement were initially used to refinance all indebtedness owed to the lenders under the prior lending agreement with Siena, to fund the cash portion of the purchase price of the Transaction, to pay the fees, costs, and expenses incurred in connection with the Transaction, and for general operating needs of the Company following the close of the Transaction. The Amended Loan Agreement, and the transactions contemplated thereby and thereafter, may be used for working capital purposes, for equipment, and for such other purposes as specifically permitted pursuant to the terms of the Amended Loan Agreement. The Company’s obligations under the Amended Loan Agreement are secured by substantially all of the Company assets and by guarantees made by the Company as included in the Amended Loan Agreement.
Accounting for the Transaction
The Pro Forma Information accounts for the Transaction as the acquisition of a business using the acquisition method of accountancy pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combination” (“ASC 805”) with the Company as the accounting acquirer. Under the acquisition method of accounting, the aggregate fair value of the purchase consideration transferred to the Seller is allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. The amount of the estimated fair value of the net assets acquired in excess of the estimated fair value of the purchase consideration transferred will be recorded as a bargain purchase gain pursuant to ASC 805. The processes of (1) valuing the total purchase consideration transferred to the Seller; (2) valuing the acquired net assets of Fab 25; (3) evaluating Fab 25’s historical accounting policies for conformity with SkyWater’s and (4) assessing and valuing the tax impacts to the Transaction are preliminary; accordingly, the purchase price allocation and related transaction accounting adjustments reflected in the Pro Forma Information are preliminary and subject to revision based on a final determinations of fair value, as are the final accounting policy conforming assessment, and final income tax assessments. Refer to Note 1 - Basis of Presentation for more information.
The Pro Forma Information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transaction and the Debt Financing had been completed on the dates set forth above, nor is it indicative of the future consolidated results or financial position of the Company after the Closing Date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. Differences between these preliminary estimates and the final Transaction accounting may arise and these differences could have a material impact on the Pro Forma Information and the Company’s future consolidated results of operations and financial position. The preliminary pro forma adjustments have been made solely for the purpose of providing the Pro Forma Information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 29, 2025
($ in 000's)

	SkyWater Technology, Inc. historical as of June 29, 2025	Spansion Fab 25 LLC reclassified as of June 30, 2025 (Note 2)	Transaction accounting adjustments to reflect the Transaction	(Note 4)	Transaction accounting adjustments to reflect the Debt Financing	(Note 4)	Pro forma combined
Assets
Current assets
Cash and cash equivalents	$49,373	$—	$(92,804)	(a)	$93,890	(a)	$50,459
Accounts receivable, net of allowance for credit losses	32,016	—	—		—		32,016
Contract assets, net of allowance for credit losses	19,250	—	24,809	(b)	—		44,059
Inventory	13,385	48,243	(28,938)	(c)	—		32,690
Prepaid expenses and other current assets	41,914	234	—		—		42,148
Total current assets	$155,938	$48,477	$(96,933)		$93,890		$201,372
Property and equipment, net	161,582	171,183	242,813	(d) (e)	—		575,578
Intangible assets, net	8,441	—	—		—		8,441
Other assets	8,732	—	—		—		8,732
Total assets	$334,693	$219,660	$145,880		$93,890		$794,123

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$6,752	$—	$—		$—		$6,752
Accounts payable	15,353	23,660	—		—		39,013
Accrued expenses	40,627	7,865	6,328	(e) (f)	(191)	(g)	54,629
Short-term financing, net of unamortized debt issuance costs	23,614	—	—		94,081	(g)	117,695
Contract liabilities	61,250	—	20,000	(h)	—		81,250
Total current liabilities	$147,596	$31,525	$26,328		$93,890		$299,339
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	35,316	—	—		—		35,316
Long-term contract liabilities	90,887	—	50,000	(h)	—		140,887
Deferred income tax liability, net	604	—	29,952	(i)	—		30,556
Other long-term liabilities	8,324	20,880	(3,264)	(e)	—		25,940
Total long-term liabilities	135,131	20,880	76,688		—		232,699
Total liabilities	$282,727	$52,405	$103,016		$93,890		$532,038
Commitments and contingencies
Shareholders’ equity
Preferred stock	—	—	—		—		—
Common stock	485	—	—		—		485
Additional paid-in capital	194,070	—	—		—		194,070
Accumulated deficit	(149,319)	—	210,119	(j)	—		60,800
Total shareholders’ equity, SkyWater Technology, Inc.	45,236	—	210,119		—		255,355
Noncontrolling interests	6,730	—	—		—		6,730
Total shareholders' equity	51,966	—	210,119		—		262,085
Total liabilities and shareholders’ equity	$334,693	$52,405	$313,135		$93,890		$794,123
See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Six-Month Fiscal Period Ended June 29, 2025
($ in 000's, except share and per share data)

	SkyWater Technology, Inc. historical six-month fiscal period ended June 29, 2025	Spansion Fab 25 LLC reclassified six-month fiscal period ended June 30, 2025 (Note 2)	Transaction accounting adjustments to reflect the Transaction	(Note 5)	Transaction accounting adjustments to reflect the Debt Financing	(Note 5)	Pro forma combined
Revenue	$120,359	$168,373	$10,600	(a) (b)	-		$299,332
Cost of revenue	95,203	144,309	8,557	(c)	-		248,069
Gross profit	25,156	24,064	2,043		-		51,263
Research and development expense	6,617	-	-		-		6,617
Selling, general, and administrative expense	29,038	10,284	(123)	(d)	-		39,199
Operating (loss) income	(10,499)	13,780	2,166		-		5,447
Interest expense	3,450	494	237	(e)	5,054	(g)	9,235
(Loss) income before income taxes	(13,949)	13,286	1,929		(5,054)		(3,788)
Income tax expense (benefit)	1,126	-	186	(h)	(1,264)	(h)	48
Net (loss) income	$(15,075)	$13,286	$1,743		$(3,790)		$(3,836)
Less: net income attributable to noncontrolling interests	2,248	-	-		-		2,248
Net (loss) income attributable to SkyWater Technology, Inc.	$(17,323)	$13,286	$1,743		$(3,790)		$(6,084)
Net loss per share attributable to common shareholders basic and diluted	$(0.36)						$(0.13)
Weighted average shares used in computing net (loss) per share basic and diluted	47,943						47,943
See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Fiscal Year Ended December 29, 2024
($ in 000's, except share and per share data)

	SkyWater Technology, Inc. historical fiscal year ended December 29, 2024	Spansion Fab 25 LLC reclassified fiscal year ended September 30, 2024 (Note 2)	Transaction accounting adjustments to reflect the Transaction	(Note 5)	Transaction accounting adjustments to reflect the Debt Financing	(Note 5)	Pro forma combined
Revenue	$342,269	$335,474	$21,200	(a) (b)	$—		$698,943
Cost of revenue	272,643	293,578	13,468	(c)	-		579,689
Gross profit	69,626	41,896	7,732		-		119,254
Research and development expense	15,040	-	-		-		15,040
Selling, general, and administrative expense	48,026	15,982	8,781	(d)	-		72,789
Operating income (loss)	6,560	25,914	(1,049)		-		31,425
Gain on bargain purchase	-	-	(186,969)	(f)	-		(186,969)
Interest expense	8,837	666	892	(e)	9,353	(g)	19,748
(Loss) income before income taxes	$(2,277)	$25,248	$185,028		$(9,353)		$198,646
Income tax expense (benefit)	240	-	(23,458)	(h)	(2,338)	(h)	(25,556)
Net (loss) income	$(2,517)	$25,248	$208,486		$(7,015)		$224,202
Less: net income attributable to noncontrolling interests	4,276	-	-		-		4,276
Net (loss) income attributable to SkyWater Technology, Inc.	$(6,793)	$25,248	$208,486		$(7,015)		$219,926
Net (loss) income per share attributable to common shareholders:
Basic	$(0.14)						$4.64
Diluted	(0.14)						4.52
Weighted average shares used in computing net (loss) income per share:
Basic	47,396						47,396
Diluted	47,396						48,665

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 - Basis of presentation
The Pro Forma Information and related notes are prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The Pro Forma Information is presented in thousands of U.S. dollars (except share and per share information).
The Company and Fab 25’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the Company and Fab 25’s financial statement presentation. The Company is currently in the process of evaluating Fab 25’s accounting policies, and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Fab 25’s historical financial statements to the accounting policies used by the Company.
The Pro Forma Information was prepared by accounting for the Transaction as the acquisition of a business and applying the acquisition method of accounting in accordance with ASC 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, “Fair Value Measurement and Disclosure”, and based on the historical financial statements of the Company and Fab 25. Under ASC 805, all assets acquired and liabilities assumed in the acquisition of a business are recognized and measured at fair value as of the Closing Date, while transaction costs are expensed as incurred. The excess of the estimated fair value of assets acquired and liabilities assumed over the estimated fair value of the total purchase consideration exchanged is recognized as a bargain purchase gain pursuant to ASC 805.
The allocation of the total purchase consideration exchanged depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the total purchase consideration exchanged has been made for the purpose of developing the Pro Forma Information. The allocation of the total purchase consideration exchanged, as set forth herein, is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months following the Closing Date as allowed by ASC 805. Any such revisions or changes may be material.
The Pro Forma Condensed Combined Balance Sheet, the Pro Forma Interim Condensed Combined Statement of Operations and the Pro Forma Annual Condensed Combined Statement of Operations, presented herein, are based on the historical Consolidated Financial Statements of the Company and the historical Combined Abbreviated Financial Statements of Fab 25. The Company’s fiscal year ends on the last Sunday closest to the end of the calendar year, whereas Fab 25’s fiscal year ends on September 30.
The Pro Forma Condensed Combined Balance Sheet is presented as if the Company’s acquisition of Fab 25 had occurred on June 29, 2025 and combines the SkyWater Historical Balance Sheet with the Fab 25 Historical Balance Sheet.
The Pro Forma Interim Condensed Combined Statements of Operations and Pro Forma Annual Combined Statement of Operations have been prepared as if the Transaction had occurred on January 1, 2024, the first day of the Company’s fiscal year 2024, and combines the SkyWater Historical Statement’s of Operations with Fab 25 Historical Statement’s of Operations. The Fab 25 financial results for the six-month fiscal period ended June 29, 2025, have been calculated by subtracting Fab 25’s financial results for the three-month fiscal period ended December 31, 2024 from its financial results for the nine-month fiscal period ended June 30, 2025. Therefore, the unaudited Pro Forma Interim Condensed Combined Statement of Operations excludes Fab 25’s financial results for the three-month fiscal period ended December 31, 2024 which reflected revenue of $81,876 and net income of $6,351.
The Pro Forma Information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable. The Pro Forma Information does not purport to represent what the combined results of operations would have been if the Acquisition had actually occurred on the dates indicated above, nor are they indicative of the Company’s future results of operations or the combined financial position after the Transaction.
The Company is not aware of any material transactions between the Company and Fab 25 during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and Fab 25 have not been reflected in the Pro Forma Information.
Note 2 - Fab 25 reclassification adjustments

During the preparation of the Pro Forma Information, SkyWater’s management performed preliminary evaluations of Fab 25’s historical financial statements to identify differences in basis of Fab 25’s financial statement presentation as compared to that of the Company. The Company similarly performed evaluation of Fab 25’s U.S. GAAP accounting policies to identify differences in Fab 25’s application of U.S. GAAP as compared to the accounting policies of the Company. With the information currently available, the Company determined that no significant pro forma adjustments are necessary to conform Fab 25’s historical financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Fab 25’s historical financial statement presentation to the Company’s financial statement presentation. Management of the Company has not fully completed the prior described accounting analyses. Completion of these accounting analyses may identify additional pro forma adjustments to conform Fab 25’s U.S. GAAP accounting policies to those of the Company. Such adjustments, if identified, could be material and result in changes to the Pro Forma Information that could be materially different from the amounts set forth in the Pro Forma Information presented herein.

Refer to the table below for a summary of reclassification adjustments made to conform the presentation of the Fab 25 Historical Balance Sheet with that of the SkyWater Historical Balance Sheet (amounts in thousands of U.S. Dollars):

Fab 25 Historical Balance Sheet line item	SkyWater Historical Balance Sheet line item	Spansion Fab 25 LLC as of June 30, 2025	Reclassification		Spansion Fab 25 LLC reclassified as of June 30, 2025
	Cash and cash equivalents	$-	$-		$-
	Accounts receivable, net of allowance for credit losses	-	-		-
	Contract assets, net of allowance for credit losses	-	-		-
Inventories	Inventory	34,374	13,869	(a)	48,243
Other current assets		14,103	(14,103)	(a) (b)	-
	Prepaid expenses and other current assets	-	234	(b)	234
Property, plant and equipment	Property and equipment, net	148,019	23,164	(c) (d)	171,183
Other intangible assets	Intangible assets, net	2,000	(2,000)	(c)	-
Right-of-use assets		21,164	(21,164)	(d)	-
	Other assets	-	-		-
	Current portion of long-term debt	-	-		-
Trade Payables		23,660	(23,660)	(e)	-
	Accounts payable	-	23,660	(e)	23,660
Current personnel-related provisions		4,307	(4,307)	(f)	-
	Accrued expenses		7,865	(f) (g) (h)	7,865
	Short-term financing, net of unamortized debt issuance costs	-	-		-
Current lease liabilities		2,209	(2,209)	(g)	-
Other current liabilities		1,349	(1,349)	(h)	-
Non-current lease liabilities		20,880	(20,880)	(i)	-
	Long-term contract liabilities	-	-		-
	Deferred income tax liability, net	-	-		-
	Other long-term liabilities	-	20,880	(i)	20,880
	Preferred stock	-	-		-
	Common stock	-	-		-
	Additional paid-in capital	-	-		-
	Accumulated deficit	-	-		-
	Noncontrolling interests	-	-		-
a)Reclassification of $13,869 of other current assets to inventory related to spare parts.
b)Reclassification of $234 of other current assets to prepaid and other current assets.
c)Reclassification of $2,000 of other intangible assets to property and equipment, net
d)Reclassification of $21,164 of right-of-use assets to property and equipment, net.
e)Reclassification of $23,660 of trade payables to accounts payable.
f)Reclassification of $4,307 of current personnel-related provisions to accrued expenses.
g)Reclassification of $2,209 of current lease liability to accrued expenses.
h)Reclassification of $1,349 of other current liabilities to accrued expenses.
i)Reclassification of $20,880 of non-current lease liabilities to other long-term liabilities.

Refer to the table below for a summary of adjustments made to present the Fab 25 Historical Interim Statement of Operations to conform with the SkyWater Historical Interim Statement of Operations (amounts in thousands of U.S. Dollars):

Fab 25 Historical Interim Statement of Operations line item	SkyWater Historical Interim Statement of Operations line item	Spansion Fab 25 LLC for the six-month fiscal period ended June 30, 2025	Reclassification		Spansion Fab 25 LLC reclassified for the six-month fiscal period ended June 30, 2025
Revenues	Revenue	$168,373	$-		$168,373
Cost of sales	Cost of revenue	154,282	(9,973)	(a)	144,309
	Research and development expense	-	-		-
General and administrative expenses	Selling, general, and administrative expense	311	9,973	(a)	10,284
Other income	Other income	-	-		-
Interest expenses	Interest expense	494	-		494
Provision for (benefit from) income taxes	Income tax expense (benefit)	-	-		-
	Net income attributable to non controlling interest	-	-		-
(a) Reclassification of $9,973 of cost of revenue to selling, general and administrative expenses.
Refer to the table below for a summary of adjustments made to present the Fab 25 Historical Annual Statement of Operations to conform with the SkyWater Historical Annual Statement of Operations (amounts in thousands of U.S. Dollars):

Fab 25 Historical Annual Statement of Operations line item	SkyWater Historical Annual Statement of Operations line item	Spansion Fab 25 LLC for the fiscal year ended September 30, 2024	Reclassification		Spansion Fab 25 LLC reclassified for the fiscal year ended September 30, 2024
Revenues	Revenue	$335,474	$-		$335,474
Cost of sales	Cost of revenue	308,688	(15,110)	(a)	293,578
	Research and development expense	-	-		-
General and administrative expenses	Selling, general, and administrative expense	872	15,110	(a)	15,982
Other income	Other income	-	-		-
Interest expenses	Interest expense	666	-		666
Provision for (benefit from) income taxes	Income tax expense (benefit)	-	-		-
	Net income attributable to non controlling interest	-	-		-

(a) Reclassification of $15,110 of cost of revenue to selling, general and administrative expenses.

Note 3 – Preliminary purchase price allocation
Total preliminary purchase price
The following table summarizes the total preliminary estimated purchase consideration exchanged (i.e., the “total preliminary purchase price”) for the Transaction:

(in 000's of U.S. Dollars)	Amount
Cash consideration paid at closing (i)	$92,804
Estimated fair value of the off-market component of the Supply Agreement (ii)	70,000
Total preliminary purchase price	$162,804
i)Represents the total cash consideration paid at closing, comprising of the base purchase price of $73,000, plus estimated working capital of $19,804 as of June 24, 2025 as calculated according to the terms and conditions of the Purchase Agreement. Working capital is subject to post-close adjustment based on actual working capital as of the date of close pursuant to the terms of the Purchase Agreement.
ii)Represents the estimated fair value of the off-market component of the Supply Agreement. This estimate is subject to change upon completion of the final valuation analysis. The fair value of Supply Agreement is preliminary and was determined primarily using an income-based approach, which relies on forecast of expected future cash flows and discount rate.
Preliminary purchase price allocation
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed (i.e., the “net assets acquired”) are recognized and measured at fair value as of the Close Date. The determination of fair value used in the transaction accounting adjustments to reflect the Transaction presented herein are preliminary and based on management estimates of fair value of the net assets acquired and have been prepared to illustrate the estimated effect of the Transaction.

The total preliminary purchase price as shown in the table above is allocated to the identifiable net assets acquired of Fab 25 based on the preliminary estimated fair values of the net assets acquired, with the excess of the fair value of the net assets acquired over the fair value of the total preliminary purchase price recorded as a bargain purchase gain pursuant to ASC 805. The fair value assessments are preliminary and are based on currently available information and certain assumptions, which management believes are reasonable in the circumstances. The preliminary fair value estimates of the net assets acquired of Fab 25 used income-based, market-based, and/or cost-based valuation approaches to conclude upon preliminary estimates of fair values. The Company also used publicly available benchmarking information, as well as a variety of other assumptions, including market participant assumptions, when estimating fair value. The preliminary purchase price allocation was based upon the preliminary estimates of fair values of the total preliminary purchase price and net assets acquired accordingly, the related pro forma adjustments are preliminary and have been made solely for the purposes of presenting the Pro Forma Information. The final purchase price allocation will be based on the final values assigned to Fab 25’s net assets acquired as of the Closing Date, all of which are dependent upon finalizing the Company’s valuations income tax assessments, and other analyses, that will be completed at a future date. Accordingly, the preliminary purchase price allocation will be subject to further adjustments as additional information becomes available and as the Company’s purchase accounting work is completed. There can be no assurance that completion of this work will not result in material changes to the estimated values set forth below.
The following table sets forth the preliminary purchase price allocation of Fab 25 reflected in the Pro Forma Balance Sheet. The excess fair value of the net assets acquired over the fair value of the total preliminary purchase price has been recognized as a bargain purchase gain in the Pro Forma Statement of Operations pursuant to ASC 805:

(in 000's of U.S. Dollars)	Amount
Total preliminary purchase price	$162,804
Assets acquired
Contract assets, net of allowance for credit losses	24,809
Inventory	19,305
Prepaid expenses and other current assets	234
Property and equipment, net (i)	413,996
Total assets acquired	$458,344
Liabilities assumed
Accounts payables	$23,660
Accrued expenses	7,093
Deferred income tax liability, net	60,202
Other long-term liabilities	17,616
Total liabilities assumed	108,571
Net assets acquired	349,773
Bargain purchase gain	$186,969

(i) Includes $19,053 of finance lease right-of-use assets.
Property and equipment, net, which is recognized at preliminary fair value in the Pro Forma Balance Sheet, consist of the following:

(in 000's of U.S. Dollars)	Amount	Estimated useful life
Land	$31,200
Buildings and improvements	115,811	25 years
Machinery and equipment (i)	248,730	5 years
Property and equipment not yet in service	18,255
Total property, plant and equipment, net	$413,996

(i) Includes $19,053 of finance lease right-of-use assets.
A 10% change in the valuation of property and equipment, net would cause a corresponding increase in the depreciation expense of approximately $2,528 for the six-month fiscal period ended June 29, 2025 and $5,057 for the fiscal year ended December 29, 2024. Pro forma depreciation is preliminary and based on the use of the straight-line depreciation method and the use of estimated useful lives of the assets that are preliminary and subject to change. The amount of depreciation following the Transaction may differ significantly between periods based on the final values and useful lives assigned to the assets.
Note 4 – Adjustments to the Pro Forma Balance Sheet
(a) Reflects adjustment to cash and cash equivalents:

(in 000's of U.S. Dollars)	Amount
Pro forma transaction accounting adjustments to reflect the Transaction:
Cash consideration transferred	$(92,804)
Pro forma transaction accounting adjustments to reflect the Debt Financing:
Debt Financing (i)	93,890
Net pro forma adjustments to cash and cash equivalents	$1,086

(i) Reflects refinancing of the Company’s existing indebtedness which resulted in an increase in the overall borrowing capacity under the Amended Loan Agreement. The Company drew down $129,982 of aggregate principal under the Amended Loan Agreement which was offset by $10,098 of new debt issuance costs paid in cash at the closing date that will be amortized over the life of the Amended Loan Agreement. Proceeds from the borrowing were used to pay down the Company’s historical indebtedness of $25,803 along with accrued and unpaid interest on that historical indebtedness of $233.

(b) Reflects adjustment to reclassify Fab 25 historical work-in-process inventory to contract assets, net of allowances for credit losses which is marked to fair value in accordance with ASC Topic 606, “Revenue Recognition”.
(c) Reflects adjustment to inventory:

(in 000's of U.S. Dollars)	Amount
Pro forma transaction accounting adjustments to reflect the Transaction:
Fair value adjustment for spare parts	$(896)
Fair value adjustment for work-in-process	(3,712)
Reclassification of work-in-process inventory to contract assets	(24,330)
Net pro forma transaction accounting adjustments to inventory	$(28,938)
(d) Reflects the preliminary purchase accounting adjustment for property, and equipment based on the acquisition method of accounting in accordance with ASC 805.

(in 000's of U.S. Dollars)	Amount
Pro forma transaction accounting adjustments to reflect the Transaction:
Elimination of Fab 25’s historical net book value of property and equipment	$(150,019)
Preliminary fair value of acquired property and equipment	394,943
Net pro forma transaction accounting adjustments to property and equipment, net	$244,924

(e) Reflects adjustment to remeasure acquired lease liabilities and right of use assets. In accordance with ASC 805, leases should be measured in accordance with ASC Topic 842, Leases (“Topic 842”).

(in 000's of U.S. Dollars)	Amount
Pro forma transaction accounting adjustments to reflect the Transaction:
Right of use asset:
Elimination of Fab 25's historical net book value of finance lease right-of-use assets	$(21,164)
Remeasurement of acquired finance lease right-of-use assets	19,053
Net pro forma transaction accounting adjustments to property and equipment, net	$(2,111)

Current finance lease liability:
Elimination of Fab 25's historical net book value of current finance lease liabilities	$(2,209)
Remeasurement of acquired current finance lease liabilities	1,437
Net pro forma transaction accounting adjustments to accrued expenses	$(772)

Noncurrent finance lease liability:
Elimination of Fab 25's historical net book value of non-current finance lease liabilities	$(20,880)
Remeasurement of acquired noncurrent finance lease liabilities	17,616
Net pro forma transaction accounting adjustments to other long-term liabilities	$(3,264)

(f) Reflects the adjustment to recognize estimated transaction costs of $7,100.
(g) Reflects refinancing of the Company’s existing indebtedness which resulted in an increase in the overall borrowing capacity under the Amended Loan Agreement. The Company drew down $129,982 of aggregate principal under the Amended Loan Agreement which was offset by $10,098 of new debt issuance costs ($10,056 paid in cash with the remaining $42 accrued) amortized over the life of the Amended Loan Agreement. Proceeds from the borrowing were used to pay down the Company’s existing indebtedness of $25,803 as of June 29, 2025 along with accrued and unpaid interest of $233.
(h) Reflects the initial estimate of current and noncurrent contract liabilities for the fair value of the off-market component of the Supply Agreement executed contemporaneously with the Transaction. The off-market component of the supply agreement provides Infineon with favorable future wafer manufacturing pricing. The liability will be reduced as the Company performs under the Supply Agreement by delivering wafers to Infineon and recognizing revenue.
(i) Represents the adjustment to record net deferred tax liabilities of $60,202 associated with temporary taxable differences between the book and tax bases for the net assets acquired with Fab 25. Deferred taxes are predominately the result of purchase accounting adjustments recognized for book purposes to record property and equipment and the off-market component of the Supply Agreement at fair value. Further, the deferred tax liability provides a future source to realize the deferred tax assets of the combined company which resulted in a $30,250 reduction to the historical valuation allowance maintained against the Company’s existing net deferred tax balance. The determination to release the Company’s valuation allowance is preliminary and subject to the finalization of the Company’s purchase accounting and other tax assessments. There is no assurance that the Company will release its valuation allowance or that the amount of the valuation allowance released will not change materially.
(j) Reflects the adjustments to shareholders’ equity:

(in 000's of U.S. Dollars)	Amount
Pro forma transaction accounting adjustments to reflect the Transaction:
Additional nonrecurring transaction expenses	(7,100)
Release of historical SkyWater valuation allowance	30,250
Bargain purchase gain	186,969
Net pro forma transaction accounting adjustments to accumulated deficit	$210,119
Note 5 –Adjustments to the Pro Forma Statement of Operations
Transaction accounting adjustments to reflect both the Transaction and the Debt Financing in the Pro Forma Interim Statement of Operations and Pro Forma Annual Statement of Operations are as follows:
(a) Reflects recognition of revenue related to the contract liability for the off-market component of the Supply Agreement executed contemporaneously with the Transaction. As the Company satisfies its obligations under the Supply Agreement, the contract liability will be released and recognized as revenue based on actual production volumes during the four-year term of the Supply Agreement.
(b) Reflects rental income related to the sale leaseback of a portion of the Fab 25 facility to Infineon of $600 and $1,200 for the six-month fiscal period ended June 29, 2025 and the fiscal year ended December 29, 2024, respectively.
(c) Reflects adjustment to costs of revenue:

(in 000's of U.S. Dollars)	For the six-month fiscal period ended June 29, 2025	For the fiscal year ended December 29, 2024
Pro forma transaction accounting adjustments to reflect the Transaction:
Elimination of historical depreciation expense (i)	$(16,504)	$(37,182)
Depreciation expense based the fair value of acquired property and equipment (i)	25,284	50,568
Removal of historical Fab 25 lease expense (ii)	(1,266)	(2,138)
Lease expense on remeasured leases (ii)	1,043	2,220
Net pro forma transaction accounting adjustment to costs of revenue	$8,557	$13,468
i)Represents net adjustments to depreciation expense for the estimated fair value adjustment of acquired property and equipment as depreciated on a straight-line basis over the remaining useful lives of the associated assets and the removal of historical Fab 25 depreciation expense.
ii)Represents net adjustments to lease expense for the recognition of new lease expense on remeasured leases and the removal of historical Fab 25 lease expense.
(d) Reflects adjustment to selling, general, and administrative expense:

(in 000's of U.S. Dollars)	For the six-month fiscal period ended June 29, 2025	For the fiscal year ended December 29, 2024
Pro forma transaction accounting adjustments to reflect the Transaction:
Elimination of historical depreciation expense (i)	$(346)	$(300)
Expected transaction expenses (ii)	—	7,100
Compensation expense related to retention bonuses (iii)	223	1,981
Net pro forma transaction accounting adjustment to selling, general, and administrative expense	$(123)	$8,781
i)Represents adjustment to remove historical Fab 25 depreciation expense.
ii)Represents an adjustment to record $7,100 of estimated transaction costs other related expenses expected to be incurred by the Company in connection with the execution of the Transaction. These estimated costs include fees for finder services, financial and strategic advisory, legal counsel, accounting support, valuation services, tax advisory, and other services.
iii)Represents an adjustment to record compensation expense related to the retention bonuses provided to Fab 25 employees that were included as part of the Transaction.
(e) In connection with the measurement of the existing finance lease liabilities as of the closing date, lease right-of-use assets and lease liabilities have been remeasured pursuant to ASC 842. This adjustment reflects the impact on pro forma interest expense of $237 and $892 for the six-month fiscal period ended June 29, 2025 and the fiscal year ended December 29, 2024, respectively.
(f) Reflects the excess of the estimated fair value of the net assets acquired over the total purchase price as a bargain purchase gain of $186,969 pursuant to ASC 805 for the fiscal year ended December 29, 2024.
(g) Reflects the expense related to the Debt Financing and amortization of debt issuance costs:

(in 000's of U.S. Dollars)	For the six-month fiscal period ended June 29, 2025	For the fiscal year ended December 29, 2024
Pro forma transaction accounting adjustments to reflect the Debt Financing:
Remove historical interest expense for prior debt financing (i)	$(1,828)	$(4,412)
Amortization of debt issuance costs and interest arising from Amended Loan Agreement (i)	6,882	13,765
Net pro forma transaction accounting adjustments to interest expense	$5,054	$9,353

i)Interest expense transaction accounting adjustments includes both the interest expense per the Amended Loan Agreement and amortization of debt issuance costs associated with securing the Debt Financing. Interest expense is calculated based on the rates outlined in Section 3 of Schedule A of the Amended Loan Agreement, which specify “term security overnight financing rate (“SOFR”) loans” bearing a variable rate of SOFR plus the applicable margin and “base rate loans” at the “base rate” plus the applicable margin and a 2% default rate applied during certain events of default. The costs incurred to secure the Debt Financing are amortized on a straight-line basis over the term of the commitment.

A sensitivity analysis on interest expense for the six-month fiscal period ended June 29, 2025 and the fiscal year ended December 29, 2024 have been performed to assess the effect of a 125 basis point change of the hypothetical interest on the Debt Financing. The following table shows the change in the interest expense for the Debt Financing transaction described above:

(in 000's of U.S. Dollars)	For the six-month fiscal period ended June 29, 2025	For the fiscal year ended December 29, 2024
Interest expense assuming:
Increase of .125 basis points	$8,192	$13,927
Decrease of .125 basis points	$8,029	$13,602
(h) Represents an adjustment to reflect income taxes at a blended tax rate of 25%, excluding bargain purchase gain and transaction expenses which are non-taxable, for the fiscal year ended December 29, 2024 and for the six-month fiscal period ended June 29, 2025. Additionally, for the fiscal year ended December 29, 2024, the income tax provision is adjusted for a reduction to the historical valuation allowance of the Company of $30,250. The future effective tax rate of the Company after the closing of the Transaction could be significantly different depending on post-Transaction activities, including tax planning activities, the geographical mix of income, the utilization of tax attributes, the timing of reversal of taxable temporary differences, the amount of the reversal of valuation allowance and changes in tax law. Because the tax rates used for the Pro Forma Information are estimated, the blended statutory rate of 25% will likely vary from the actual effective rate in periods subsequent to completion of the Transaction. This determination is preliminary and is subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. The determination to release the Company’s valuation allowance is preliminary and subject to the finalization of the Company’s purchase accounting and other tax assessments. There is no assurance that the Company will release its valuation allowance or that the amount of the valuation allowance released will not change materially.
Note 6 – Earnings per share
Pro forma basic earnings per common share is computed by dividing pro forma net (loss) income by the weighted average number of basic common shares outstanding for the period. Because the Pro Forma Interim Statement of Operations reflects a net loss attributable to SkyWater Technology, Inc. for the six-month fiscal period ended June 30, 2025, the number of shares used to calculated diluted net loss per common share is the same as the number of shares used to calculate basic net loss per common share because the potentially dilutive shares would have been anti-dilutive if included in the calculation. Pro forma diluted net income (loss) per share for the fiscal year ended December 29, 2024 was computed by using the treasury stock method to determine the potential dilutive effect of the Company’s employee stock purchase plan, restricted stock awards, and stock options.
The unaudited pro forma condensed combined basic and diluted earnings per share (“EPS”) calculations are based on the basic and diluted average shares of SkyWater as follows:

	For the six-month fiscal period ended June 29, 2025			For the fiscal year ended December 29, 2024
(in 000's of U.S. Dollars except per share amounts)	Net loss	Average shares outstanding	EPS	Net income	Average shares outstanding	EPS
Pro forma net (loss) income	$(6,084)			$219,926
Pro forma net (loss) income per common share – basic	(6,084)	47,943	(0.13)	219,926	47,396	4.64
Effect of dilutive securities:
Employee stock purchase plan shares		-			55
Stock options		-			1,207
Nonparticipating unvested restricted shares		-			7
Pro forma net (loss) income per common share – diluted	$(6,084)	47,943	$(0.13)	$219,926	48,665	$4.52